THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

September 28, 2017

Securities & exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares representing shares of common stock, of
Dai Nippon Printing Co., Ltd.
(Form F-6 File No 333-148006)
***************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in Ratio. The change is effective October 2, 2017.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the form of American Depositary Receipts that evidence the American Depositary Shares with the revised ratio for Dai Nippon Printing Co., Ltd..

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

The Prospectus has been revised to reflect the removal of the Par Value and the new ratio, which has been changed to read:

“Each American Depositary Share represents one-half (1/2) of one deposited Share”.

Please contact me with any questions or comments at 212 815-4888.

Vanessa Salazar

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Office of International Corporate Finance